Exhibit 99.1
FOR IMMEDIATE RELEASE
PLEXUS HOSTS INVESTOR DAY
Will Confirm Fiscal Third Quarter Guidance
NEENAH, WI, June 8, 2009 — Plexus Corp. (NASDAQ: PLXS) is hosting a meeting on June 11, 2009 in New York, NY to update investors on the Company and its strategy, growth initiatives and financial performance. The program will include presentations from Dean Foate, President and Chief Executive Officer, as well as other members of the Company’s senior management team. The event, which runs from 10:00 a.m. to 2:30 p.m. Eastern Daylight Time (EDT), is being held at the NASDAQ Marketsite in New York, NY.
During the meeting, Plexus will confirm its prior fiscal 3rd quarter guidance of revenue from $355 to $385 million and EPS, excluding any restructuring or similar charges, in the range of $0.18 to $0.25, including approximately $0.04 per share of stock-based compensation expense.
Individuals who are not able to attend the meeting in person will be able to view a webcast at http://tinyurl.com/ortybk. A replay of the presentations will be available at the Company’s website: http://www.plexus.com/news.php until 11:59 p.m. CDT on July 11, 2009.
For further information, please contact:
Ginger Jones, Vice President, Chief Financial Officer
920-751-5487 or ginger.jones@plexus.com
About Plexus Corp. — The Product Realization Company
Plexus (www.plexus.com) is an award-winning participant in the Electronics Manufacturing Services (EMS) industry, providing product design, supply chain and materials management, manufacturing, test, fulfillment and aftermarket solutions to branded product companies in the Wireline/Networking, Wireless Infrastructure, Medical, Industrial/Commercial and Defense/Security/Aerospace market sectors.
The Company’s unique Focused Factory manufacturing model and global supply chain solutions are strategically enhanced by value-added product design and engineering services. Plexus specializes in mid-to-low-volume, higher-mix customer programs that require flexibility, scalability, technology and quality.
Plexus provides award-winning customer service to more than 100 branded product companies in North America, Europe and Asia.
Safe Harbor and Fair Disclosure Statement
The statements contained in this release which are guidance or which are not historical facts (such as statements in the future tense and statements including “believe,” “expect,” “intend,” “plan,” “anticipate,” “goal,” “target” and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. Risks and uncertainties affecting our business and our ability to grow and prosper in the future include, but are not limited to: the economic performance of the electronics, technology and defense industries; the risk of customer delays, changes or cancellations in both ongoing and new programs; the poor visibility of future orders, particularly in view of current economic conditions; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers and maintain our current customer base and deliver product on a timely basis; the risks relative to new customers and new program wins, including a new confidential customer in the Industrial/Commercial sector, which risks include customer delays, start-up costs, our potential inability to execute and lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the weakness of the global economy and the continuing instability of the global financial markets and banking system, including the potential inability on our part or that of our customers or suppliers to access cash investments and credit facilities; material cost fluctuations and the adequate availability of components and related parts for production; the effect of changes in average selling prices; the effect of start-up costs of new programs and facilities, including our recent and planned expansions, such as our new facility in Oradea, Romania; the adequacy of restructuring and similar charges as compared to actual expenses, including the recently completed closure of our Ayer, Massachusetts facility and workforce reductions at our Juarez, Mexico facility and other North American facilities; the degree of success and the costs of efforts to improve the financial performance of our Mexican operations; possible unexpected costs and operating disruption in transitioning programs; the potential effect of world events (such as changes in oil prices, terrorism, epidemics, drug cartel-related violence in Juarez, Mexico and war in the Middle East); the impact of increased competition; and other risks detailed in the Company’s Securities and Exchange Commission filings (particularly in Part II, Item 1A of our quarterly report on Form 10-Q for the quarter ended April 4, 2009).
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